Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

The RoyaLand Company Ltd.
(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class B Common Shares, $0.0002 par value per share	Rule 457(o)	—	—		$7,187,500	(2) (3)	0.0001102	$792.06
Fees to be Paid	Equity	Representative Warrants (4)	Rule 457(g)	—	—		—	(5)	—	—
Fees to be Paid	Equity	Class B Common Shares, $0.0002 par value per share, underlying Representative Warrants (4)	Rule 457(o)	—	—		$503,125	(2) (3)	0.0001102	$55.44
Fees to be Paid	Equity	Class B Common Shares, $0.0002 par value per share, registered on behalf of certain selling shareholders (6)	Rule 457(a)	2,790,000	$5.00	(7)	$13,950,000		0.0001102	$1,537.29
	Total Offering Amounts						$21,640,625			$2,384.80
	Total Fees Previously Paid									$0.00
	Total Fee Offsets									$0.00
	Net Fee Due									$2,384.80

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, there is also being registered hereby such indeterminate number of additional common shares as may be issued or issuable because of share splits, share dividends and similar transactions.

(2)	Includes additional common shares which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the total number of securities offered.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. The registrant may increase or decrease the size of the offering prior to effectiveness.

(4)	We have agreed to issue to the representative of the several underwriters warrants to purchase the number of common shares in the aggregate equal to seven percent (7%) of the common shares to be issued and sold in this offering. The warrants are exercisable for a price per share equal to 100% of the public offering price.

(5)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(6)	Represents up to 2,790,000 Class B Common Shares held by the selling shareholders named in the resale prospectus that is part of the registration statement to which this exhibit is attached.

(7)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.